UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2006

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 18, 2006, Amgen Inc. (the “Company”) issued a press release announcing its unaudited results of operations and financial condition for the three months ended March 31, 2006. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

In its press release the Company included certain historical non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission with respect to the three months ended March 31, 2006 and March 31, 2005. Reconciliations for such historical non-GAAP financial measures are attached to the press release set forth as Exhibit 99.1 attached hereto. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Three months ended March 31, 2006

For the three months ended March 31, 2006, the Company’s adjustments to GAAP financial measures relate to amounts associated with the impact of expensing stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”), and the Company’s acquisitions of Tularik Inc. (“Tularik”) in August 2004 (the “Tularik Acquisition”) and Immunex Corporation (“Immunex”) in July 2002 (the “Immunex Acquisition”).

For the three months ended March 31, 2006, the Company reported non-GAAP financial results for research and development (“R&D”) expense, selling, general and administrative (“SG&A”) expense and diluted shares used in the calculation of adjusted earnings per share. R&D expense and SG&A expense were adjusted to exclude the effects of expensing stock options in accordance with SFAS No. 123R. Diluted shares used in the calculation of adjusted diluted earnings per were also adjusted to exclude the effects of adopting SFAS No. 123R. The Company believes that excluding the impact of expensing stock options and the related effect of adopting SFAS No. 123R will facilitate comparisons between periods before, during and after such expenses are incurred.

R&D expense was also adjusted to exclude incremental compensation provided to certain Tularik employees associated with their retention for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expense is incurred.

For the three months ended March 31, 2006, the Company reported non-GAAP adjusted provision for income taxes, adjusted net income and adjusted earnings per share, excluding (i) the foregoing expense amounts and the effect of adopting SFAS No. 123R in the calculation of adjusted earnings per share for this period for the reasons discussed above and (ii) the ongoing, non-cash amortization of acquired intangible assets associated with the Immunex Acquisition (primarily Enbrel®) (the “Intangible Assets’ Amortization”). The Company believes that excluding the Intangible Assets’ Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

Three months ended March 31, 2005

For the three months ended March 31, 2005, the Company’s adjustments to GAAP financial measures relate to amounts associated with the Company’s Tularik Acquisition and Immunex Acquisition and amounts associated with debt issuance costs related the Company’s convertible notes due in 2032 (the “Convertible Notes”).

For the three months ended March 31, 2005, the Company reported non-GAAP financial results for R&D expense and interest and other income/(expense), net. R&D expense was adjusted to exclude incremental compensation provided to certain Tularik employees associated with their retention for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expense is incurred. Interest and other income/(expense), net was adjusted to exclude the pro rata portion of the debt issuance costs (the “Convertible Notes Expense”) that were immediately charged to interest expense as a result of certain holders of the Convertible Notes exercising their March 1, 2005 put option and the related Convertible Notes being repaid in cash. The Company believes that excluding the Convertible Notes Expense provides a supplemental measure that will facilitate comparisons between periods in which such item did not occur.

For the three months ended March 31, 2005, the Company reported non-GAAP adjusted provision for income taxes, adjusted net income and adjusted earnings per share, excluding (i) the foregoing expense amounts for this period for the reasons discussed above and (ii) the ongoing, non-cash Intangible Assets’ Amortization. The Company believes that excluding the Intangible Assets’ Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

The Company uses the foregoing non-GAAP financial measures in connection with its own budgeting and financial planning.

Due to the differing treatments of expensing stock options for the purpose of presenting adjusted earnings per share within and across industries, the Company also reported non-GAAP adjusted earnings per share including the impact of expensing stock options in accordance with SFAS No. 123R for the three months ended March 31, 2006 and March 31, 2005, as a convenience to investors.

On the Company’s webcast earnings call on April 18, 2006, the Company reported that the pivotal phase 3 clinical trial in women with postmenopausal osteoporosis, consistent with the U.S. Food and Drug Administration guidelines, is a three year trial, with no current plans for a two-year interim analysis, that it expects to complete in 2008. The Company also reported that it expects this trial to support U.S. and European regulatory submissions.

Forward-Looking Statement

This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in Amgen’s Form 10-K for the year ended December 31, 2005, and in Amgen’s periodic reports on Form 10-Q and Form 8-K. Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Amgen develops product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. Also, Amgen or others could identify side effects or manufacturing problems with Amgen’s products after they are on the market.

In addition, sales of Amgen’s products are affected by the availability of reimbursement and the reimbursement policies imposed by third-party payors, including governments, private insurance plans and managed care providers, and may be affected by domestic and international trends toward managed care and healthcare cost containment as well as possible U.S. legislation affecting pharmaceutical pricing and reimbursement. Government regulations and reimbursement policies may affect the development, usage and pricing of Amgen’s products. In addition, Amgen competes with other companies with respect to some of Amgen’s marketed products as well as for the discovery and development of new products. Amgen believes that some of the newer products, product candidates or new indications for existing products, may face competition when and as they are approved and marketed. Amgen products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with our products.

In addition, while Amgen routinely obtains patents for Amgen’s products and technology, the protection offered by Amgen’s patents and patent applications may be challenged, invalidated or circumvented by Amgen’s competitors and there can be no guarantee of Amgen’s ability to obtain or maintain patent protection for Amgen’s products or product candidates. Amgen cannot guarantee that it will be able to produce commercially successful products or maintain the commercial success of Amgen’s existing products. Amgen’s stock price may be affected by actual or perceived market opportunity, competitive position, and success or failure of Amgen’s products or product candidates. Further, the discovery of significant problems with a product similar to one of Amgen’s products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on Amgen’s business and results of operations.

The scientific information discussed in this news release related to our product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration (“FDA”), and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates. Only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. Further, the scientific information discussed in this news release relating to new indications for our products is preliminary and investigative and is not part of the labeling approved by the FDA for the products. The products are not approved for the investigational use(s) discussed in this news release, and no conclusions can or should be drawn regarding the safety or effectiveness of the products for these uses. Only the FDA can determine whether the products are safe and effective for these uses. Healthcare professionals should refer to and rely upon the FDA-approved labeling for the products, and not the information discussed in this news release.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated April 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: April 24, 2006	By:	/s/ Richard Nanula
	Name:	Richard Nanula
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated April 18, 2006

5